UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
July 13, 2007
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50989 (Commission File Number)	33-0849123 (IRS Employer Identification No.)
One Technology Drive, Building G
Irvine, California 92618
(Address of principal executive offices)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
On February 22, 2007, Local.com Corporation (the “Registrant”) issued $8.0 million of senior secured convertible notes (“Notes”) to two investors (the “Investors”) for gross proceeds of $8.0 million. The Notes bear interest at a rate of 9% per annum for a term of two years and are convertible into 1,990,050 shares of the Registrant’s common stock at a conversion price of $4.02 per share. In connection with the sale of the Notes, the Registrant also issued to the Investors warrants to purchase up to 796,020 shares of the Registrant’s common stock at an exercise price of $4.82 and warrants to purchase up to 796,020 shares of the Registrant’s common stock at an exercise price of $5.63.
On July 9, 10 and 12, 2007, the Investors converted $6.0 million in aggregate principal amount of the Notes into an aggregate of 1,493,782 shares of the Registrant’s common stock. The current outstanding balance of the Notes is $2.0 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: July 13, 2007	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary